UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

   Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


        Date of Report (Date of earliest event reported) August 26, 2005

                  Brooklyn Cheesecake & Desserts Company, Inc.
               (Exact name of Company as specified in its charter)


           New York                       1-13984              13-382215
(State or Other Jurisdiction)     (Commission File Number) (I.R.S. Employer
            of Incorporation)                                Identification)


                     20 Passaic Avenue, Fairfield, NJ 07004

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 808-9292
                                                           --------------


                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 26, 2005, the Company entered into a factoring agreement with Rockland Credit Finance, LLC for a term of six (6) months.

The terms of the agreement provide for accounts receivable factoring of up to $750,000 with a discount rate of 1.25% for every fifteen (15) days (or portion thereof) outstanding. The agreement also provides for inventory factoring of 60% of the wholesale price of products shipped into a third party warehouse, up to $500,000, with a discount rate of 3% for the first thirty (30) days and thereafter a 1% discount rate for each ten (10) days, or portion thereof.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 1, 2005
                              Brooklyn Cheesecake & Deserts Company, Inc.
                              (Registrant)

                               /s/ Anthony Merante
                               -------------------
                               Anthony Merante
                               Chief Financial Officer